_______________________________________________________________________________
_______________________________________________________________________________




            INTELLECTUAL PROPERTY SECURITY AGREEMENT AND ASSIGNMENT


                           dated as of March 31, 1995

                                    Between

                              QUEST MEDICAL, INC.
                                   as Debtor

                                      and

                           NATIONSBANK OF TEXAS, N.A.
                                as Secured Party




_______________________________________________________________________________
_______________________________________________________________________________

                               TABLE OF CONTENTS
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ARTICLE I.  ASSIGNMENT AND GRANT OF SECURITY INTEREST

         1.1     Assignment and Grant of Security Interest  . . . . . . . . . . . . . . . . . .            1
         1.2     Security for Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . .            1
         1.3     Validity and Priority of Security Interest . . . . . . . . . . . . . . . . . .            2
         1.4     Maintenance of Status of Security Interest, Collateral and Rights  . . . . . .            2
                 (a)      Required Action . . . . . . . . . . . . . . . . . . . . . . . . . . .            2
                 (b)      Protection of Collateral  . . . . . . . . . . . . . . . . . . . . . .            2
                 (c)      Authorized Action . . . . . . . . . . . . . . . . . . . . . . . . . .            2
                 (d)      State Registrations . . . . . . . . . . . . . . . . . . . . . . . . .            3
         1.5     Debtor Remains Obligated; Secured Party Not Obligated  . . . . . . . . . . . .            3
         1.6     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            3
         1.7     Security Interest Absolute . . . . . . . . . . . . . . . . . . . . . . . . . .            3

ARTICLE II.  REPRESENTATIONS AND WARRANTIES

         2.1     Organization; Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            4
         2.2     Authorization; Enforceability; Required Consents; Absence of Conflicts . . . .            4
         2.3     Accuracy of Questionnaire  . . . . . . . . . . . . . . . . . . . . . . . . . .            4
         2.4     Rights of Debtor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            4
         2.5     Perfection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            4
         2.6     State Registrations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            5
         2.7     Other Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            5

ARTICLE III.  COVENANTS

         3.1     Certain Matters Relating to Preservation of Status of Security Interest  . . .            5
                 (a)      Chief Executive Office  . . . . . . . . . . . . . . . . . . . . . . .            5
                 (b)      Change of Name, Identity, etc.  . . . . . . . . . . . . . . . . . . .            5
         3.2     Preservation of Existence and Preservation of Enforceability . . . . . . . . .            5
         3.3     Requested Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            5
         3.4     No Disposition of Collateral . . . . . . . . . . . . . . . . . . . . . . . . .            6
         3.5     Additional Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            6

ARTICLE IV.  EVENT OF DEFAULT

         4.1     Application of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . .            6
         4.2     Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7
                 (a)      Power of Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7
                 (b)      Receiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            7
                 (c)      Enforcement by Secured Party  . . . . . . . . . . . . . . . . . . . .            7


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                 (d)      Other Loan Papers; Laws . . . . . . . . . . . . . . . . . . . . . . .            7
                 (e)      Sale Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . .            8
         4.3     INDEMNITY AND EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . .            8

ARTICLE V.  INTERPRETATION

         5.1     Definitional Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . .            8
                 (a)      Certain Terms Defined by Reference  . . . . . . . . . . . . . . . . .            8
                 (b)      Other Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . .            8
                 (c)      Other Definitional Provisions . . . . . . . . . . . . . . . . . . . .           11
         5.2     Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           12

ARTICLE VI.  MISCELLANEOUS

         6.1     Expenses of Debtor's Agreements and Duties . . . . . . . . . . . . . . . . . .           12
         6.2     Secured Party's Right to Perform on Debtor's Behalf  . . . . . . . . . . . . .           12
         6.3     Secured Party's Right to Use Agents  . . . . . . . . . . . . . . . . . . . . .           12
         6.4     No Interference, Compensation or Expense . . . . . . . . . . . . . . . . . . .           12
         6.5     Limitation of Secured Party's Obligations With Respect to Collateral . . . . .           12
         6.6     Rights of Secured Party under UCC and Applicable Law . . . . . . . . . . . . .           13
         6.7     Waivers of Rights Inhibiting Enforcement . . . . . . . . . . . . . . . . . . .           13
         6.8     Notices and Deliveries . . . . . . . . . . . . . . . . . . . . . . . . . . . .           13
                 (a)      Manner of Delivery  . . . . . . . . . . . . . . . . . . . . . . . . .           13
                 (b)      Addresses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           13
                 (c)      Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . .           14
                 (d)      Designation of Notice . . . . . . . . . . . . . . . . . . . . . . . .           14
         6.9     Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . .           14
         6.10    Amendments; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           14
         6.11    Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
         6.12    MANDATORY ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .           15
         6.13    GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           16
         6.14    WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           16
         6.15    Consent to Jurisdiction; Waiver of Immunities  . . . . . . . . . . . . . . . .           16
         6.16    Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . .           17
         6.17    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
         6.18    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
         6.19    Loan Papers. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
         6.20    Obligations Not Affected . . . . . . . . . . . . . . . . . . . . . . . . . . .           17
         6.21    ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           18


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                                     - ii -

                    INTELLECTUAL PROPERTY SECURITY AGREEMENT
                                 AND ASSIGNMENT


         INTELLECTUAL PROPERTY SECURITY AGREEMENT AND ASSIGNMENT, dated as of March 31, 1995, between Quest Medical, Inc., a Texas corporation ("Debtor"), and NationsBank of Texas, N.A., a national banking association ("Secured Party").


                                  BACKGROUND.

         (1) Secured Party and Debtor have entered into the First Amended and Restated Credit Agreement dated as of March 31, 1995 (such agreement, together with all amendments and restatements thereof, being the "Credit Agreement").

         (2) It is the intention of the parties hereto that this Agreement create a first priority security interest securing the payment of the obligations set forth in Section 1.2.

         (3) It is a condition precedent to the effectiveness of the Credit Agreement that Debtor shall have executed and delivered this Agreement.


                                   AGREEMENT.

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce Secured Party to make Advances under the Credit Agreement, Debtor hereby agrees with Secured Party as follows:


ARTICLE I.  ASSIGNMENT AND GRANT OF SECURITY INTEREST

         1.1 Assignment and Grant of Security Interest. Debtor hereby assigns, pledges and grants to Secured Party a security interest in the entire right, title and interest of Debtor in and to the Collateral. Debtor is assigning the marks in the above identified applications as part of the entire business or portion thereof to which the marks pertain as required by 15 U.S.C.
Section  1060.

         1.2 Security for Obligations. This Agreement creates a first priority security interest securing the payment and performance of any and all obligations now or hereafter existing of Debtor and each other Obligor under the Credit Agreement and the other Loan Papers, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification or otherwise (all such obligations of Debtor and each other Obligor being the "Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment, of all amounts which constitute part of the Obligations and would be owed by Debtor or any other Obligor to Secured Party under any Loan

Papers, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Debtor or any other Obligor (including all interest accruing after, or that would have accrued but for, the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of Debtor or any other Obligor).

         1.3 Validity and Priority of Security Interest. Debtor agrees that the Security Interest shall at all times be valid, perfected, continuing and binding and enforceable against Debtor and all other Persons, in accordance with the terms hereof, as security for the Obligations, and that the Collateral shall not at any time be subject to any Lien, except as provided in the Loan Papers.

         1.4     Maintenance of Status of Security Interest, Collateral and
Rights.

         (a) Required Action. Debtor shall take all action that may be necessary or that Secured Party may reasonably request, so as at all times (i) to maintain the validity, perfection, enforceability and priority of the Security Interest in the Collateral in conformity with the requirements of
Section 1.3, and (ii) to protect and preserve, and to enable the exercise or enforcement of, the rights of Secured Party hereunder, including (A) immediately discharging all Liens, (B) executing and delivering the notice in the form of Schedule 1.04(a)(ii)(B)-A, (C) executing and delivering the notice in the form of Schedule 1.04(a)(ii)(B)-B, (D) executing and delivering the notice in the form of Schedule 1.04(a)(ii)(B)-C and (E) executing and delivering financing or continuation statements, instruments of pledge, notices and instructions in each case in form and substance reasonably satisfactory to Secured Party.

         (b) Protection of Collateral. Debtor shall protect, preserve, renew and maintain, in each case in a manner consistent with reasonably responsible business and legal practices all rights of Debtor in the Collateral, including the duty to prosecute and/or defend against any and all suits concerning infringement or dilution of the Collateral, any suits against Debtor asserting the invalidity of the Collateral and any suits claiming injury to the goodwill associated with any of the Collateral. Any expenses incurred in protecting, preserving, renewing and maintaining the Collateral shall be borne by Debtor. To the maximum extent permitted by Laws, if a Default or Event of Default exists, Secured Party shall have the right, without taking title to any Collateral, to bring suit to enforce any or all Collateral or its Security Interest in any or all of the Collateral, in which event Debtor shall, at the request of Secured Party, do any and all lawful acts and execute any and all proper documents required by Secured Party in aid of such enforcement. All costs, expenses and other moneys advanced by Secured Party in connection with the foregoing shall, whether or not there are then outstanding any amounts under the Credit Agreement, be treated as Obligations, but the making of any advances by Secured Party shall not relieve Debtor of any default hereunder.

         (c) Authorized Action. Secured Party is hereby authorized to file one or more financing or continuation statements or amendments thereto and instruments of pledge, notices and instructions without the signature of or in the name of Debtor. A carbon, photographic or other reproduction of this Agreement or of any financing statement filed in connection with this Agreement shall be sufficient as a financing statement.

         (d) State Registrations. Debtor shall renew or maintain, as specified in any applicable Law and shall make any filings necessary to renew or maintain each registration described in Section 2.6.

         1.5 Debtor Remains Obligated; Secured Party Not Obligated. The grant by Debtor to Secured Party of the Security Interest shall not relieve Debtor from the performance of any term, covenant, condition or agreement on its part to be performed or observed (including by virtue of the exercise by Secured Party of any of its Rights hereunder), or from any liability to any Person, under or in respect of any of the Collateral or impose any obligation on Secured Party or impose any liability on Secured Party for any act or omission on the part of Debtor relative thereto.

         1.6     Termination.

         (a) In the event that (i) the License Agreement shall have been terminated pursuant to a written termination by Secured Party delivered to Debtor, and (ii) the Obligations shall have been finally paid in full, and all commitments by Secured Party to extend credit shall have been terminated and Secured Party shall have delivered to Debtor a written termination agreement, then this Agreement shall also terminate and be of no further force and effect (except as provided in Section 1.6(b)).

         (b) Debtor agrees that, if at any time all or any part of any payment theretofore applied by Secured Party to any of the Obligations is or must be rescinded or returned by any Person for any reason whatsoever (including the insolvency, bankruptcy or reorganization of Debtor or any other Person), such Obligations shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Secured Party, and the Security Interest granted hereunder shall continue to be effective or be reinstated, as the case may be, as to such Obligations, all as though such application by Secured Party had not been made.

         1.7 Security Interest Absolute. All Rights of Secured Party and the Security Interest granted to Secured Party hereunder, and all obligations of Debtor hereunder, shall, to the extent permitted by Laws, be absolute and unconditional, irrespective of

         (a)     any lack of validity or enforceability of any Loan Papers;

         (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations or any other amendment to or waiver of or any consent to departure from any Loan Papers;

         (c) any exchange, release or non-perfection of any collateral (including the Collateral or any part thereof), or any release of or amendment to or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

         (d) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Debtor, any other Obligor or any other Person.


ARTICLE II.  REPRESENTATIONS AND WARRANTIES

         Debtor represents and warrants as follows:

         2.1 Organization; Power. Debtor is a corporation duly organized, validly existing and in good standing under the laws of Texas and has the corporate power and authority to own its property and to carry on its business as now being and hereafter proposed to be conducted.

         2.2 Authorization; Enforceability; Required Consents; Absence of Conflicts. Debtor has the power, and has taken all necessary action (including any necessary corporate action) to authorize it, to execute, deliver and perform in accordance with its terms this Agreement and to execute and deliver all financing statements and other filings contemplated hereby. This Agreement has been duly executed and delivered by Debtor and is the legal, valid and binding obligation of Debtor, enforceable in accordance with its terms. The execution, delivery and performance in accordance with its terms by Debtor of this Agreement does not and (absent any change in any Law) will not (a) require any Governmental Approval or any other consent or approval, including any consent or approval of any partner of Debtor, other than those Governmental Approvals, consents and approvals listed on Schedule 2.02 hereto which have been duly obtained and remain in full force and effect, or (b) violate or conflict with, result in a breach of, constitute a default under, or result in or require the creation of any Lien (other than the Security Interest) upon any assets of Debtor under any such contract or agreement or applicable Laws.

         2.3 Accuracy of Questionnaire. The Questionnaire is, as of the date hereof, complete and correct in all respects.

         2.4 Rights of Debtor. Debtor is the legal and beneficial owner of the Collateral free and clear of any Lien or other charge or encumbrance, including, without limitation, pledges, assignments, licenses, shop rights and covenants by Debtor not to sue any Person, except for the security interests and assignment created by this Agreement. No effective financing statement or other instrument similar in effect naming Debtor as "debtor" covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Secured Party relating to this Agreement.

         2.5 Perfection. This Agreement will create in favor of Secured Party valid and perfected security interests in the Collateral upon making the filing of Schedules 1.04(a)(ii)(B)-

A,-B and-C and the financing statements described on Schedule 2.02 and such security interests will be a first priority security interest.

         2.6 State Registrations. Schedule 2.06 lists each and all registrations and applications of Debtor with the applicable authority of each indicated state with respect to any Trademarks, Goodwill, Patents, Copyrights and Trade Secrets.

         2.7 Other Property. On the date hereof, Debtor has no interest in any Copyrights, which are registered or subject to any application for registration and Debtor does not believe, after appropriate review of all relevant facts and circumstances, that any registration or filing with respect to any interest Debtor may have in any property which may constitute Copyrights is necessary to the operation of Debtor's existing and anticipated business.


ARTICLE III.  COVENANTS

          3.1 Certain Matters Relating to Preservation of Status of Security Interest.

         (a) Chief Executive Office. Debtor shall maintain its chief executive office and the office where the books and records relating to the Collateral are kept only at One Allentown Parkway, Allen, Texas 75002.

         (b) Change of Name, Identity, etc. Debtor shall not change its name without (i) giving Secured Party thirty days' prior written notice thereof and (ii) performing all acts required by Secured Party to preserve the Liens herein granted and the priority and perfection thereof.

         3.2 Preservation of Existence and Preservation of Enforceability. Debtor shall, so long as any of the Obligations remain outstanding, (a) preserve and maintain its corporate existence and (b) take all action and obtain all consents and Government Approvals required so that its obligations under this Agreement will at all times be legal, valid and binding and enforceable in accordance with its terms.

         3.3 Requested Information. In addition to such other Information as shall be specifically provided for herein, Debtor shall furnish to Secured Party such other Information with respect to the Collateral as Secured Party may reasonably request from time to time in connection with the Collateral, or the protection, preservation, maintenance or enforcement of the Security Interest or the Collateral including, without limitation, all documents and things in Debtor's possession, or subject to its demand for possession, related to the production and sale by Debtor, or any subsidiary, licensee or subcontractor thereof, of products or services sold by or under the authority of Debtor in connection with the Collateral, including by way of example, without limiting the interest granted by this Agreement: (i) all lists and ancillary documents which identify and describe any of Debtor's customers, or licensees, for products sold or services rendered under or in connection with the Collateral, including without limitation, such existing lists and ancillary documents which contain each customer's full name and address, the full name and address of all of its warehouses and branches, the identity of the Person or Persons having the principal responsibility on each customer's behalf for ordering products or services of the kind supplied by Debtor, the credit, payment, discount, delivery and other sale terms applicable to such customer, together with detailed information setting forth the total purchases, by brand, product, style and size, and the patterns of such purchases; (ii) all product and service specification documents and production and quality of services sold under or in connection with the Collateral; (iii) all documents which reveal the names and addresses of all sources of supply, and all terms of purchase and delivery, for all materials and components used in the production or products or provision of services, sold under or in connection with the Collateral; and (iv) all documents constituting or concerning the then current or proposed advertising and promotion by Debtor, licensees or subcontractors of products or services sold under or in connection with the Collateral, including, by way of example and not in limitation, all documents which reveal the media used or to be used and the cost for all such advertising conducted within the described period or planned for such products or services. In connection with its enforcement of the Security Interest, Secured Party may use such Information or transfer it to any assignee or sublicensee permitted hereunder for such assignee's or sublicensee's use.

         3.4 No Disposition of Collateral. Debtor shall not sell, transfer or otherwise dispose of any of the Collateral or any interest therein, or grant any license thereunder except for and as permitted by the License Agreement.

         3.5 Additional Property. Prior to the application for, use or acquisition or any interest in any property which is within the definition of "Collateral" or modification, reformulation or other alteration to any such interest (and, with respect to Collateral with respect to which Debtor's sole interest is as a licensee, if allowed by the applicable license agreement), Debtor shall execute and deliver to Secured Party all documents and instruments Secured Party may require to grant to Secured Party a perfected first priority Lien therein and to subject to all of such interest to this Agreement, including but not limited to any new, supplementary or additional filings in the form of Schedule 1.04(a)(ii)(B)-A,-B,or -C. Debtor shall execute and deliver to Secured Party such license agreements and amendments thereto as Secured Party may require.


ARTICLE IV.  EVENT OF DEFAULT

         Upon the occurrence and during the continuance of an Event of Default:

         4.1 Application of Proceeds. All cash proceeds received by Secured Party upon any sale of, collection of, or other realization upon, all or any part of the Collateral shall be applied as follows:

         First: To the payment of all out-of-pocket costs and expenses incurred in connection with the sale of, collection of or other realization upon Collateral, including attorneys' fees and disbursements;

         Second: To the payment of the Obligations as provided in the Credit Agreement (with Debtor remaining liable for any deficiency); and

         Third: To the extent of the balance (if any) of such proceeds, to the payment to Debtor or other Person entitled thereto.

         4.2     Remedies.

         (a) Power of Sale. Secured Party (i) may sell the Collateral at public or private sale, at any of its offices or elsewhere, for cash (including for this purpose, should Secured Party be the successful purchaser at any such sale, the cancellation of any of the Obligations) or on credit or for future delivery, and at such price or prices and upon such other terms as it may deem commercially reasonable, (ii) shall not be obligated to make any sale of Collateral regardless of notice of sale having been given, and (iii) may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned; provided, however, that, if any item of the Collateral constituting a Trademark is assigned or sold, rather than licensed, it shall be assigned or sold only as an entirety. Secured Party may be the purchaser at any sale of the Collateral and may pay all or any part of the purchase price thereof by canceling part or all of the Obligations. To the fullest extent permitted by applicable Law, Debtor hereby waives the right to object to the manner of sufficiency of advertising, refurbishing of the Collateral, or solicitation of bids in connection with any sales or other disposition of the Collateral. Debtor hereby expressly waives and releases, to the fullest extent permitted by applicable Law, any right of redemption on the part of Debtor. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least ten days before such disposition, postage prepaid, addressed to Debtor either at the address shown below, or at any other address of Debtor appearing on the records of Secured Party.

         (b) Receiver. Secured Party may obtain the appointment of a receiver of the Collateral.

         (c) Enforcement by Secured Party. Secured Party may without notice to Debtor (except that if no Event of Default exists Secured Party shall give at least 10 days' notice) and at such time or times as Secured Party in its sole discretion may determine, exercise any or all of Debtor's rights in, to and under, or in any way connected with or related to, any or all of the Collateral, including (i) enforcing the performance of, and exercising any or all of Debtor's rights with respect to the Collateral, in each case by legal proceedings or otherwise and (ii) settling, adjusting, compromising, extending, renewing, discharging and releasing any or all of, and any legal proceedings brought with respect to any or all of, Debtor's rights with respect to the Collateral.

         (d) Other Loan Papers; Laws. Secured Party may exercise any other right or remedy available under any other Loan Paper or Laws.

         (e) Sale Restrictions. Debtor agrees that, in any sale of any of the Collateral, Secured Party is authorized to comply with any limitation or restriction in connection with such sale as counsel may advise Secured Party is necessary in order to avoid any violation of applicable Law (including compliance with such procedures as may restrict the number of prospective bidders or purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchase by any governmental or regulatory authority or official, and Debtor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall Secured Party be liable or accountable to Debtor for any discount allowed by reason of the fact that such Collateral was sold in compliance with any such limitation or restriction.

         4.3     INDEMNITY AND EXPENSES.

         (a) DEBTOR AGREES TO INDEMNIFY (WHICH SHALL BE PAYABLE FROM TIME TO TIME ON DEMAND) SECURED PARTY FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES AND LIABILITIES GROWING OUT OF OR RESULTING FROM THIS AGREEMENT (INCLUDING ENFORCEMENT OF THIS AGREEMENT), EXPRESSLY INCLUDING SUCH CLAIMS, LOSSES, OR LIABILITIES ARISING OUT OF NEGLIGENCE OF SECURED PARTY, EXCEPT CLAIMS, LOSSES OR LIABILITIES RESULTING FROM SECURED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         (b) Debtor will upon demand pay to Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which Secured Party may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the Rights of Secured Party hereunder, or (iv) the failure by Debtor to perform or observe any of the provisions hereof.


ARTICLE V.  INTERPRETATION

         5.1     Definitional Provision.

         (a) Certain Terms Defined by Reference. The terms "collateral", "inventory", "rights", and "security interest" shall have the meanings ascribed thereto in the UCC, or, when capitalized, the meanings specified in subsection
(b) below.

         (b)     Other Defined Terms.  For purposes of this Agreement:

         "Agreement" means this Agreement, including all schedules, annexes and exhibits hereto.

         "Bankruptcy Code" means 11 U.S.C. Sections 101-1330 (1995), as amended, or any successor statute.

         "Collateral" means Debtor's rights, title and interests (whatever they may be), in each of the following, in each case whether now or hereafter existing or now owned or hereafter acquired by Debtor and whether or not the same is subject to Article 9 of the UCC, and wherever the same may be located:

              (i)         the Trademarks and Goodwill;

             (ii)         the Copyrights;

            (iii)         the Patents;

             (iv)         the Trade Secrets;

              (v)         each state registration and application listed on
         Schedule 2.06

             (vi) any renewal, reissue, re-examination certificate, extension or the like with respect to the Trademarks, Patents, Copyrights and Trade Secrets (as applicable);

            (vii) all rights to use the Trademarks as trade names or assumed names in all aspects of its business; and

           (viii) all proceeds and products of the foregoing together with any license in favor of or from Debtor of any of the foregoing in whatever form. The inclusion of "proceeds" of Collateral in the definition of "Collateral" shall not be deemed a consent by Secured Party to any sale or other disposition of any Collateral not otherwise specifically permitted by the terms hereof.

         "Copyright" means any copyright, copyright registration and applications for such registration, including but not limited to the copyrights listed on Annex C-1 attached hereto, all subject matter related to such copyrights, in any and all forms, and all copyrights and applications for copyrights related to such copyrights, including those copyrights and applications listed in Annex C-2 attached hereto.

         "Credit Agreement" is defined in the Background.

         "Event of Default" means (i) those events described as a "Default" or an "Event of Default" in the Credit Agreement, or (ii) the Rejection of the License Agreement.

         "Goodwill" means the goodwill of the businesses connected with the use of (or associated with) and symbolized by the Trademarks, but not any other goodwill.

         "Governmental Approval" means any authorization, consent, approval, license or exemption of, registration or filing with, or report or notice to, any Tribunal.

         "Information" means data, certificates, reports, statements (including financial statements), documents and other information in form (including electronic media) acceptable to Secured Party.

         "License Agreement" means the License Agreement dated March 31, 1995 between Debtor and Secured Party, including any renewal, extension, modification or restatement thereof.

         "Lien" means, with respect to any property or asset (or any income or profits therefrom) of any Person (in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise) (i) any mortgage, lien, pledge, attachment, levy, priority or other security interest or encumbrance of any kind thereupon or in respect thereof and (ii) any arrangement, express or implied, under which the same is subordinated, transferred, sequestered or otherwise identified so as to subject the same, or make the same available for, the payment or performance of any obligation in priority to the payment of the ordinary, unsecured creditors of such Person.

         "Loan Papers" means the Credit Agreement and each agreement, certificate and other documents delivered to any Person pursuant to the Credit Agreement.

         "Obligations" is defined inSection 1.2.

         "Patents" means all patents, all inventions and subject matter related to such patents, in any and all forms, and all patents and applications for patents related to such patents, including but not limited to the patents listed on Annex A-1 attached hereto, all inventions and all subject matter related to such patents, in any and all forms, and all patents and applications for patents related to such patents, including those patents and applications listed on Annex A-2 attached hereto.

         "Person" means an individual, firm, corporation, partnership, association, joint venture, trust or any other entity or organization or Tribunal.

         "Questionnaire" means the Questionnaire in the form attached hereto as
Schedule 5.01 executed and delivered by Debtor to Secured Party in connection with this Agreement.

         "Rejection" means, with respect to the License Agreement in respect of any item of Collateral, the entry of an order in any proceeding authorizing the rejection by Debtor (or a trustee for Debtor or Debtor as debtor-in-possession) of the License Agreement or any analogous event in any proceeding under the laws of any jurisdiction; provided, however, that nothing contained in this Agreement shall be deemed to be an acknowledgment or an agreement by any party hereto that the License Agreement may be rejected under any Debtor Relief Law or subject to any analogous event under any similar law of any jurisdiction other than the United States.

         "Security Interest" means the continuing security interest of Secured Party and assignment to Secured Party in the Collateral intended to be effected by the terms of this Agreement or any financing and continuation statements or other filings contemplated hereby.

         "Trade Secrets" means those general intangibles (sometimes known as "trade secrets").

         "Trademarks" means all trademarks, all designs and logotypes related to such trademarks, in any and all forms, and all trademark registrations and applications for registration related to such trademarks, including but not limited to the trademarks listed on Annex B-1 attached hereto, all designs and logotypes related to such trademarks, in any and all forms, and all trademark registrations and applications for registration related to such trademarks, including those registrations and applications listed on Annex B-2 attached hereto.

         "UCC" means Chapter 9 of the Texas Business and Commerce Code as in effect from time to time in the State of Texas.

         (c)     Other Definitional Provisions.

              (i) Except as otherwise specified herein, all references herein (A) to any Person shall be deemed to include such Person's successors and assigns, (B) to any applicable Law referred to herein shall be deemed references to such applicable Law as the same may have been or may be amended or supplemented from time to time and (C) to this Agreement or other agreement defined or referred to herein shall be deemed a reference to this Agreement or other agreement as the terms thereof may have been or may be amended, supplemented, waived or otherwise modified from time to time.

             (ii) Whenever the context so requires, the neuter gender includes the masculine or feminine, the masculine gender includes the feminine, and the singular number includes the plural, and vice versa.

            (iii) Except as otherwise indicated, any reference herein to the "Collateral", the "Obligations" or any other collective or plural term shall be deemed to be a reference to each and every item included within the category described by such collective or plural term, so that a reference to the "Collateral" or the "Obligations" shall be deemed a reference to any or all of the Collateral or the Obligations, as the case may be.

             (iv) Capitalized Terms not otherwise defined herein have the meaning specified in the Credit Agreement, and, to the extent of any conflict, terms as defined in the Credit Agreement shall control provided, that a more expansive or explanatory definition shall not be deemed a conflict).

         5.2 Power of Attorney. Each power of attorney, license and other authorization in favor of Secured Party or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.


ARTICLE VI.  MISCELLANEOUS

         6.1 Expenses of Debtor's Agreements and Duties. Secured Party shall not be liable for the costs and expenses of Debtor arising out of Debtor's performance or observance of the terms, conditions, covenants and agreements to be observed or performed by Debtor under this Agreement.

         6.2 Secured Party's Right to Perform on Debtor's Behalf. If Debtor shall fail to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it under this Agreement, Secured Party may (but shall not be obligated to) do the same or cause it to be done or performed or observed, either in its name or in the name and on behalf of Debtor, and in the event that Debtor shall have failed to observe or perform any of the terms, conditions, covenants and agreements to be observed or performed by it under this Agreement, then Debtor hereby authorizes Secured Party to do so, and Debtor hereby appoints Secured Party, and any other Person Secured Party may designate, as Debtor's attorney-in-fact to do, or cause to be done, in the name, place and stead of Debtor in any way in which Debtor itself could do, or cause to be done, any or all things necessary to observe or perform the terms, conditions, covenants and agreements to be observed or performed by Debtor under this Agreement. In addition, Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact to execute and deliver in Debtor's name and stead to any purchaser at any sale held under
Section 4.2 any and all documents and instruments of assignment, transfer and conveyance necessary or appropriate to transfer to such purchaser the Collateral sold at such sale.

         6.3 Secured Party's Right to Use Agents. Secured Party may exercise its rights under this Agreement through an agent or other designee.

         6.4 No Interference, Compensation or Expense. Secured Party may exercise its rights under this Agreement (a) without resistance or interference by Debtor and (b) without payment of any rent, license fee or compensation of any kind to Debtor.

         6.5     Limitation of Secured Party's Obligations With Respect to
Collateral.

         (a) Except as provided in the License Agreement, Secured Party shall not have any duty or liability to protect or preserve any Collateral or to preserve rights pertaining thereto.

         (b) Nothing contained in this Agreement shall be construed as requiring or obligating Secured Party, and Secured Party shall not be required or obligated, to (i) present or file any claim or notice or take any action, with respect to any Collateral or in connection therewith or (ii) notify Debtor of any decline in the value of any Collateral.

         6.6 Rights of Secured Party under UCC and Applicable Law. Secured Party shall have, with respect to the Collateral, in addition to all of its rights under this Agreement, (a) the rights of a secured party under the UCC, whether or not the UCC would otherwise apply to the collateral in question, and
(b) the rights of a secured party under all other applicable Laws.

         6.7 Waivers of Rights Inhibiting Enforcement. Debtor waives (a) any claim that, as to any part of the Collateral, a public sale, should Secured Party elect so to proceed, is, in and of itself, not a commercially reasonable method of sale for such Collateral, (b) except as otherwise provided in this Agreement, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE OR JUDICIAL HEARING IN CONNECTION WITH SECURED PARTY'S DISPOSITION OF ANY OF THE COLLATERAL INCLUDING ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT THAT DEBTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, AND ALL OTHER REQUIREMENTS AS TO THE TIME, PLACE AND TERMS OF SALE OR OTHER REQUIREMENTS WITH RESPECT TO THE ENFORCEMENT OF SECURED PARTY'S RIGHTS HEREUNDER and (c) all rights of redemption, appraisement or valuation.

         6.8     Notices and Deliveries.

         (a) Manner of Delivery. All notices, communications and materials (including all Information) to be given or delivered pursuant to this Agreement shall, except in those cases where giving notice by telephone is expressly permitted, be given or delivered in writing. All written notices, communications and materials shall be sent by registered or certified mail, postage prepaid, return receipt requested, by telecopier, or delivered by hand. In the event of a discrepancy between any telephonic notice and any written confirmation thereof, such written confirmation shall be deemed the effective notice except to the extent Secured Party or Debtor has acted in reliance on such telephonic notice.

         (b) Addresses. All notices, communications and materials to be given or delivered pursuant to this Agreement shall be given or delivered at the following respective addresses and telecopier and telephone numbers and to the attention of the following individuals or departments:

         (i)     if to Debtor, to it at:

                 Quest Medical, Inc.
                 One Allentown Parkway
                 Allen, Texas  75002

                 Telephone No: (214) 390-9800
                 Telecopier No: (214) 390-9687

                 Attention:  F. Robert Merrill III

         (ii)    if to Secured Party, to it at:

                 NationsBank of Texas, N.A.
                 NationsBank Plaza
                 901 Main Street
                 7th Floor
                 Dallas, Texas 75202

                 Telephone No: (214) 508-1389
                 Telecopier No: (214) 508-3139

                 Attention:  Commercial Banking

or at such other address, telecopier or telephone number or to the attention of such other individual or department as the party to which such information pertains may hereafter specify for the purpose in a notice to the other specifically captioned "Notice of Change of Address".

         (c) Effectiveness. Each notice, communication and any material to be given or delivered to Secured Party or Debtor pursuant to this Agreement shall be effective or deemed delivered or furnished (i) if sent by mail, on the fifth Business Day after such notice, communication or material is deposited in the mail, addressed as above provided, (ii) if sent by telecopier, when such notice, communication or material is transmitted to the appropriate number determined as above provided in this Section 6.8 and the appropriate receipt is received or acknowledged, (iii) if sent by hand delivery or overnight courier, when left at the address of the addressee addressed as above provided and the appropriate receipt is received or acknowledged, and (iv) if given by telephone, when communicated to the individual or any member of the department specified as the individual or department to whose attention notices, communications and materials are to be given or delivered except that notices of a change of address, telecopier or telephone number or individual or department to whose attention notices, communications and materials are to be given or delivered shall not be effective until received.

         (d)     Designation of Notice.  No notice shall be effective under
Section 3.1(a) or (b) unless it is specifically designated and, in the case of a notice under Section 3.1(a), "Notice of Change of Executive Office and Books and Records."

         6.9 Rights and Remedies Cumulative. Each of Secured Party's rights and remedies under this Agreement shall be in addition to all of its other rights and remedies under this Agreement and applicable Law, and nothing herein shall be construed as limiting any such rights or remedies.

         6.10 Amendments; Waivers. Any term, covenant, agreement or condition of this Agreement may be amended, and any right under this Agreement may be waived, if, but only if, such amendment or waiver is in writing and is signed by Secured Party and, in the case of an amendment, by Debtor. Unless otherwise specified in such waiver, a waiver of any right under this Agreement shall be effective only in the specific instance and for the specific purpose for which given. No election not to exercise, failure to exercise or delay in exercising any right, nor any course of dealing or performance, shall operate as a waiver of any right of the Secured Party under this Agreement or applicable Law, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of Secured Party under this Agreement or applicable Law.

         6.11    Assignments.

         (a) Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

         (b) Secured Party may, in connection with any assignment under and in accordance with the License Agreement to any Person of any or all of the licensee's rights and obligations under such License Agreement, assign to such Person, or any agent(s) or representative(s) on behalf of such licensee and its sublicenses, any or all of Secured Party's rights and obligations under this Agreement and any other document or instrument, including financing and continuation statements and other filings, contemplated hereby and with respect to the Collateral without the consent of Debtor. In addition, Secured Party may assign or otherwise transfer (in whole or in part) to any other Person all of its rights and obligations under any Loan Papers (including this Agreement) or otherwise.

         6.12    MANDATORY ARBITRATION.

         (a) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. ("JAMS"), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         (b) Special Rules. The arbitration shall be conducted in Dallas, Texas and administered by JAMS who will appoint an arbitrator; if JAMS is unable or legally precluded from administering the arbitration, then the American Arbitration Association will serve. All arbitration hearings will be commenced within ninety days of the demand for arbitration; further, the arbitrator shall only, upon a showing of cause, be permitted to extend the commencement of such hearing for up to an additional sixty days.

         (c) Reservations of Rights. Nothing in this Agreement or any other Loan Paper shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement; or (ii) be a waiver by Secured Party of the protection afforded to it by 12 U.S.C. Section 91 or any substantially equivalent state law; or (iii) limit the right of Secured Party hereto (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose against any real or personal property collateral, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief or the appointment of a receiver. Secured Party may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement. At Secured Party's option, foreclosure under a deed of trust or mortgage may be accomplished by any of the following: the exercise of a power of sale under the deed of trust or mortgage, or by judicial sale under the deed of trust or mortgage, or by judicial foreclosure. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

         6.13 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REFERENCE TO PRINCIPALS OF CONFLICTS OF LAWS), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE REQUIRED TO GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

         6.14 WAIVER OF JURY TRIAL. SECURED PARTY AND DEBTOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDINGS INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

         6.15    Consent to Jurisdiction; Waiver of Immunities.

         (a) Debtor hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Texas State courts sitting in Dallas County in any action or proceeding arising out of or relating to this Agreement, and Debtor hereby irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such court or that such court is an inconvenient forum.

         (b) Nothing in this section shall limit the right of Secured Party to bring any action or proceeding against Debtor or its property in the courts of any other jurisdictions.

         (c) Any judicial proceeding by Debtor against Secured Party involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement shall be brought only in a court in Dallas County, Texas to the extent that jurisdiction may be effected against such Person in Dallas County, Texas.

         6.16 Severability of Provisions. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any change in applicable Law would render invalid or unenforceable any provision of this Agreement, Debtor agrees to enter into such amendments or modifications to this Agreement to provide Secured Party with benefits intended to be granted by such provision.

         6.17 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

         6.18 Successors and Assigns. All of the provisions of this Agreement shall be binding and inure to the benefit of the parties thereto and their respective successors and assigns; provided, Debtor may not assign its rights or obligations under this Agreement.

         6.19 Loan Papers. This Agreement is a Loan Papers executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

         6.20 Obligations Not Affected. To the fullest extent permitted by applicable Law, the obligations of Debtor under this Agreement shall remain in full force and effect without regard to, and shall not be impaired or affected by:

         (a) any amendment or modification or addition or supplement to any Loan Papers or any instrument delivered in connection therewith or any assignment or transfer thereof;

         (b) any exercise, non-exercise, or waiver by Secured Party of any right, remedy, power or privilege under or in respect of, or any release of any guaranty or the Collateral or any part thereof provided pursuant to, this Agreement or any Loan Papers;

         (c) any waiver, consent, extension, indulgence or other action or inaction in respect of this Agreement, any Loan Papers or any assignment or transfer of any thereof; or

         (d) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Debtor or any other Person, whether or not Debtor shall have notice or knowledge of any of the foregoing.

         6.21 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN PAPERS, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers all as of the date first above written.


                           DEBTOR:

                           QUEST MEDICAL, INC.


                           By: __________________________________________
                                    F. Robert Merrill III, Vice President


                           SECURED PARTY:

                           NATIONSBANK OF TEXAS, N.A.


                           By: __________________________________________
                                    Jay C. Henry, Vice President

                             "SCHEDULES OMITTED"